Exhibit 10.32

BONNE SANTE GROUP, INC

FUTURE EQUITY AGREEMENT

THIS FUTURE EQUITY AGREEMENT is made as of December 18, 2020 between Bonne Santé Group, Inc, a Delaware corporation (the “Company”), and Peah Capital, LLC (the “Lender”).

WHEREAS the Company and the Lender have entered into that certain lending facility dated December 18, 2020 (the “Credit Facility”); and

WHEREAS, as additional consideration for the extension of credit pursuant the Credit Facility, the Company desires to grant the Lender the right to receive shares of Company Common Stock in connection with the Company’s public offering, all on the terms set forth herein.

THEREFORE, the parties agree as follows:

1. Issuance of Stock. In connection with the extension of credit to the Company under the Credit Facility, the Company hereby agrees to issue, and the Lender hereby agrees to accept that number of shares of Common Stock as set forth below:

Number of shares of Common Stock to be issued to Lender equal to seventy five percent (75%) of all funds advanced to the Borrower pursuant to the Credit Facility divided by the final public offering price of the Company’s initial public offering pursuant to a form S1 registration statement (“Registration Statement”). By way of example for purposes of this Future Equity Agreement only, if the Borrower borrows one million dollars ($1,000,000) under the Credit Facility and the final price to public under the Registration Statement is $10.00 then the Lender would be eligible to receive 75,000 shares of Common Stock.

2. Payment of Purchase Price. All shares of Common Stock to be issued pursuant to this Agreement are deemed fully paid for as additional consideration for the extension of credit under the Credit Facility. All shares will be issued to Lender, or its assigns, either immediately prior to the filing of the registration statement and piggybacked onto the Registration Statement or will otherwise be available to issue from the Registration Statement, once effective.

3. Limitations. The Lender has also granted the Borrower a returnable warrant, which operates in lieu of the equity rights under this Agreement. In order for the Registration Statement to meet the requirements for the warrant to be returned, the Registration Statement must meet the following criteria: (i) the Registration Statement amount must be equal to or greater than $10,000,000 (ten million dollars), (ii) the offering must be led by an investment banker with a recorded history of consummating public offerings in amounts of $10,000,000 or greater and (iii) the Registration Statement must be declared effective within 17 months of the date of this Agreement

4. Investment Representations; Restrictions on Transfer. Upon the issuance of the Common Stock to the Lender, the Borrower will sign customary representations and warranties regarding, among other things, its non-affiliate status and its status as an accredited investor along with customary representations required in connection with the issuance of stock.

5. General Provisions.

(a) This Agreement shall be governed by the laws of the State of New York. This Agreement represents the entire agreement between the parties with respect to the future issuance of the Common Stock by the Lender and may only be modified or amended in writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Lender pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid or via electronic mail, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Lender under this Agreement may only be assigned with the prior written consent of the Company.

(d) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e) Each party agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

BONNE SANTA GROUP, INC		LENDER
a Delaware corporation		PEAH CAPITAL, LLC

By:	/s/ Alfonso Cervantes	By:	/s/ Dan Arev

Title:	Alfonso Cervantes, Chairman	Title:	Dan Arev, Manager